Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of May 16, 2012, among Summit Hotel OP, LP (the “Borrower”), Deutsche Bank AG New York Branch, as administrative agent (the “Administrative Agent”), and the financial institutions party to the Credit Agreement referred to below (collectively, the “Lender Parties”).

PRELIMINARY STATEMENTS:

(1)           The Borrower, Summit Hotel Properties, Inc. (the “Parent Guarantor”), the other guarantors named therein, Administrative Agent, and the Lender Parties have entered into that certain Credit Agreement dated as of April 29, 2011, as amended by (i) that certain First Letter Amendment dated as of August 15, 2011 and (ii) that certain Second Letter Amendment and Limited Waiver dated as of October 21, 2011 (as so amended, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)           The Borrower, the Administrative Agent and the Lenders have agreed to amend the Credit Agreement on the terms and subject to the conditions hereinafter set forth.

SECTION 1.   Amendments to Credit Agreement.  The Credit Agreement is, upon the occurrence of the Third Amendment Effective Date (as defined in Section 4 below), hereby amended as follows:

(a)   Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

“Borrowing Base Amount” means, at any date of determination, the maximum total amount available under the Facility, which shall at all times be the lesser of (i) the aggregate Commitments of the Lenders, (ii) the Total Borrowing Base Value times the Applicable Percentage, and (iii) the quotient obtained by dividing (a) the aggregate Adjusted Net Operating Income for all Borrowing Base Properties by (b) the product of (x) 1.50 and (y) the Mortgage Constant.

“Termination Date” means the earlier of (a) the third anniversary of the Third Amendment Effective Date, subject to the extension thereof pursuant to Section 2.16 and (b) the date of termination in whole of the Revolving Credit Commitments, the Swing Line Commitment and the Letter of Credit Commitments pursuant to Section 2.05 or 6.01.

(b)   Section 1.01 of the Credit Agreement is hereby amended by adding thereto the following new definitions in the appropriate alphabetical order:

“Applicable Percentage” means (i) 55%, provided that, at any time after the Third Amendment Effective Date until July 1, 2013, the Borrower may elect by notice to the Administrative Agent to increase the Applicable Percentage to 60% (the “Percentage Increase Election”) effective as of the date of such notice and (ii) at all times on or after July 1, 2013, 60%.

“Third Amendment Effective Date” means May 17, 2012.

(c)   Section 1.01 of the Credit Agreement is hereby amended to delete the following proviso from the last sentence of the definition of Eurodollar Rate:

“provided, however, that if at any time the Eurodollar Rate calculated as provided above shall be lower than 0.50% per annum, the Eurodollar Rate shall be deemed to be 0.50% per annum for the purposes of this Agreement.”

(d)   Section 1.01 of the Credit Agreement is hereby amended to replace the pricing grid in the definition of Applicable Margin with the following pricing grid:

Pricing Level	Leverage Ratio	Applicable Margin for Base Rate Advances	Applicable Margin for Eurodollar Rate Advances
I	> 5.00:1.00	1.75%	2.75%
II	> 3.50:1.00 but < 5.00:1.00	1.50%	2.50%
III	< 3.50:1.00	1.25%	2.25%

(e)   Section 2.08(a)(i) of the Credit Agreement is hereby amended by replacing “0.50%” with “.375%”.

(f)   Section 2.08(a)(ii) of the Credit Agreement is hereby amended by replacing “0.375%” with “.25%”.

(g)   Section 2.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 2.16.  Extension of Termination Date.  At least 90 days but not more than 120 days prior to the Termination Date, the Borrower, by written notice to the Administrative Agent, may request, with respect to the Commitments then outstanding, a single one-year extension of the Termination Date.  The Administrative Agent shall promptly notify each Lender of such request and the Termination Date in effect at such time shall, effective as at the Termination Date (the “Extension Date”), be extended for an additional one year period, provided that the Borrower shall have paid the Extension Fees as described in Section 2.08(d), shall have delivered to Administrative Agent the Appraisals required by Section 5.03(n), and on the Extension Date the following statements shall be true and the Administrative Agent shall have received for the account of each Lender Party a certificate signed by a Responsible Officer of the Borrower, dated the Extension Date, stating that: (a) the representations and warranties contained in Section 4.01 are true and correct on and as of the Extension Date, (b) no Default or Event of Default has occurred and is continuing or would result from such extension, and (c) the Loan Parties are in compliance with the covenants contained in Section 5.04 immediately before and, on a pro forma basis, immediately after the extension, together with supporting information demonstrating such compliance.  In the event that an extension is effected pursuant to this Section 2.16 (but subject to the provisions of Sections 2.05, 2.06 and 6.01), the aggregate principal amount of all Advances shall be repaid in full ratably to the Lenders on the Termination Date as so extended.  As of the Extension Date, any and all references in this Agreement, the Notes, if any, or any of the other Loan Documents to the “Termination Date” shall refer to the Termination Date as so extended.”

(h)   Section 5.03(n) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(n)  Appraisals.  (i) At the expense of the Borrower, (x) on or up to 90 days prior to October 31, 2013, new Acceptable Appraisals of all Borrowing Base Assets if requested by the Required Lenders, and (y) if Borrower shall elect to exercise the one-year extension option set forth in Section 2.16, Acceptable Appraisals of all Borrowing Base Assets not later than ten (10) Business Days prior to the Extension Date, and (ii) at the expense of the Lenders, promptly upon the written request of the Administrative Agent or the Required Lenders, Acceptable Appraisals of the Borrowing Base Assets that are the subject of such request.

(i)   Section 5.04(a)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i)           Maximum Leverage Ratio.  Maintain as of each Test Date occurring during any of the periods indicated below, a Leverage Ratio of not greater than the correlative ratio indicated:

Period	Leverage Ratio
Closing Date through December 31, 2012	7.25:1.00
January 1, 2013 through June 30, 2013	7.00:1.00
July 1, 2013 through September 30, 2013	6.75:1.00
October 1, 2013 through December 31, 2013	6.50:1.00
January 1, 2014 through March 31, 2014	6.25:1.00
April 1, 2014 through June 30, 2014	6.00:1.00
July 1, 2014 and thereafter	5.75:1.00

; provided, however, that on and after the date of any Percentage Increase Election, the Parent Guarantor shall maintain as of each Test Date occurring during any of the periods indicated below, a Leverage Ratio of not greater than the correlative ratio indicated:

Period	Leverage Ratio
Closing Date through September 30, 2013	6.75:1.00
October 1, 2013 through December 31, 2013	6.50:1.00
January 1, 2014 through March 31, 2014	6.25:1.00
April 1, 2014 through June 30, 2014	6.00:1.00
July 1, 2014 and thereafter	5.75:1.00

(j)   Section 5.04(a)(iv) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(iv)           Minimum Consolidated Fixed Charge Coverage Ratio.  Maintain as of each Test Date occurring during any of the periods indicated below, a Consolidated Fixed Charge Coverage Ratio of not less than the correlative ratio indicated:

Period	Consolidated Fixed Charge Coverage Ratio
Closing Date through June 30, 2014	1.40:1.00
July 1, 2014 and thereafter	1.50:1.00

(k)   Schedule I to the Credit Agreement is hereby amended and restated in its entirety with Schedule I attached hereto.

SECTION 2.   Representations and Warranties.  The Borrower hereby represents and warrants that the representations and warranties contained in each of the Loan Documents (as amended or supplemented to date, including pursuant to this Amendment) are true and correct on and as of the Third Amendment Effective Date (defined below), before and after giving effect to this Amendment, as though made on and as of such date (except for any such representation and warranty that, by its terms, refers to an earlier date, in which case as of such earlier date).

SECTION 3.   Conditions of Effectiveness.  This Amendment shall become effective as of the first date (the “Third Amendment Effective Date”) on which, and only if, each of the following conditions precedent shall have been satisfied:

(a)   The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent:

(i)              (x) counterparts of this Amendment executed by the Borrower, the Administrative Agent and all Lenders, or, as to any of such Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment, and (y) the consent attached hereto (the “Consent”) executed by each of the Guarantors.

(ii)             Evidence that an amendment in form and substance reasonably satisfactory to the Administrative Agent with respect to each of the existing Mortgages (the “Mortgage Amendments”) has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto on or before such date and are in form suitable for filing and recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable.

(iii)   A modification and date-down endorsement to the existing Mortgage Policy for each Mortgaged Property, increasing the insured amount of such existing Mortgage Policy to an amount reasonably satisfactory to the Administrative Agent.

(iv)   An executed favorable opinion of counsel for the Loan Parties with respect to the valid existence, corporate power and authority of such Loan Parties to enter into this Amendment, and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

(v)   Such advice from local counsel retained by the Borrower as may be reasonably required by the Administrative Agent, relating to the payment of or exemption from any documentary stamp, mortgage or intangible taxes in connection with the Mortgage Amendments.

(vi)           If any Mortgaged Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”) pursuant to a standard flood hazard determination form ordered and received by the Administrative Agent, (A) the applicable Subsidiary Guarantor's written acknowledgment of receipt of written notification from the Administrative Agent as to the fact that such Mortgaged Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (B) copies of the applicable Subsidiary Guarantor’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent as sole loss payee on behalf of the Secured Parties.

(vii)          Evidence that all fees, costs and expenses have been paid in connection with the preparation, execution, filing and recordation of the Mortgage Amendments, including, without limitation, reasonable attorneys’ fees (including the reasonable fees and expenses of Shearman & Sterling LLP), filing and recording fees, title insurance company premiums, coordination fees, documentary stamp, mortgage and intangible taxes and title search charges and other charges incurred in connection with the recordation of the Mortgage Amendments.

(viii)         Such other consents, agreements and confirmations of third parties relating to the Mortgaged Properties or the Mortgage Amendments as the Administrative Agent may deem reasonably necessary or desirable and evidence that all other actions that the Administrative Agent may deem reasonably necessary or desirable in order to create valid first (subject to Permitted Encumbrances) and subsisting Liens on the property described in the Mortgages have been taken.

(ix)            Certified copies of (i) the resolutions of the Board of Directors, general partner or managing member, as applicable, of (A) the Borrower approving this Amendment and the matters contemplated hereby and thereby and (B) each Guarantor approving the Consent and the matters contemplated hereby and thereby and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment, the Consent and the matters contemplated hereby and thereby.

(x)            A certificate of the Secretary or an Assistant Secretary of (i) the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and (ii) each Guarantor certifying the names and true signatures of the officers of such Guarantor authorized to sign the Consent.

(b)   The representations and warranties set forth in each of the Loan Documents shall be correct in all material respects on and as of the Third Amendment Effective Date, before and after giving effect to this Amendment, as though made on and as of such date (except for any such representation and warranty that, by its terms, refers to a specific date other than the Third Amendment Effective Date, in which case as of such specific date).

(c)   No event shall have occurred and be continuing, or shall result from the effectiveness of this Amendment, that constitutes a Default or an Event of Default.

(d)   The Administrative Agent shall have received payment in full of an amendment fee equal to 0.25% of the sum of the Commitments of all Lenders, which fee shall be for the ratable benefit of the Lenders.

The effectiveness of this Amendment is conditioned upon the accuracy of the factual matters described herein.  This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.

SECTION 4.   Reference to and Effect on the Loan Documents.  (a)  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)           The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 5.   Costs and Expenses.  The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

SECTION 6.   Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this letter by facsimile or as an attachment to an electronic mail message in .pdf, .jpeg, .TIFF or similar electronic format shall be effective as delivery of a manually executed counterpart of this letter for all purposes.

SECTION 7.   Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

SUMMIT HOTEL OP, LP,
a Delaware limited partnership

By:	SUMMIT HOTEL GP, LLC,
a Delaware limited liability company,
its general partner

	By:	SUMMIT HOTEL PROPERTIES, INC.,
a Maryland corporation,
its sole member

		By:	/s/Christopher Eng
Name: Christopher Eng
Title: Secretary

(Signatures continued on next page)

Agreed as of the date first above written:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent, Initial Issuing Bank,
Swing Line Bank and a Lender

By:	/s/ George R. Reynolds
Name: George R. Reynolds
Title: Director

By:	/s/ James Rolison
Name: James Rolison
Title: Managing Director

(Signatures continued on next page)

REGIONS BANK,
as a Lender

By:	/s/ Michael R. Mellott
Name: Michael R. Mellott
Title: Director

(Signatures continued on next page)

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Dan LePage
Name: Dan LePage
Title: Authorized Signatory

(Signatures continued on next page)

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ James Komperda
Name: James Komperda
Title: Vice President

(Signatures continued on next page)

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Scott C. DeJong
Name: Scott C. DeJong
Title: Vice President

(Signatures continued on next page)

CONSENT

Dated as of May 16, 2012

Each of the undersigned, as a Guarantor under the Guaranty set forth in Article VII of the Credit Agreement dated as of April 29, 2011, in favor of the Lender Parties party to the Credit Agreement referred to in the foregoing Third Amendment to Credit Agreement, hereby consents to such Third Amendment to Credit Agreement and hereby confirms and agrees that notwithstanding the effectiveness of such Third Amendment to Credit Agreement, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.  Without limitation of the foregoing, each Guarantor hereby ratifies the Credit Agreement as amended to date.

SUMMIT HOTEL PROPERTIES, INC.,
a Maryland corporation

By:	/s/ Christopher Eng
Name: Christopher Eng
Title: Secretary

SUMMIT HOSPITALITY I, LLC,
a Delaware limited liability company

	By:	/s/ Christopher Eng
Name: Christopher Eng
Title: Secretary

(Signatures continued on next page)

C-1

SCHEDULE I

COMMITMENTS AND APPLICABLE LENDING OFFICES

Name of Initial Lender/ Initial Issuing Bank	Commitments			Domestic Lending Office	Eurodollar Lending Office
	Revolving Credit	Letter of Credit	Swing Line
Deutsche Bank AG New York Branch	$30,000,0000	$15,000,000	$5,000,000	90 Hudson Street, 1st Floor (JCY05-0199), Jersey City, New Jersey 07302 Attn: Deirdre Wall Tel: (201) 593-2178 Fax: (201) 593- 2309/2310	90 Hudson Street, 1st Floor (JCY05-0199), Jersey City, New Jersey 07302 Attn: Deirdre Wall Tel: (201) 593-2178 Fax: (201) 593-2309/2310
Keybank National Association	$25,000,0000	$0	$0	127 Public Square, 8th Floor Cleveland, OH 44114	127 Public Square, 8th Floor Cleveland, OH 44114
Royal Bank of Canada	$25,000,0000	$0	$0	One Liberty Plaza, 3rd Floor, 165 Broadway New York, NY 10006-1404 Attn: GLA Administrator Tel: 1-877-332-7455 Fax: (212) 428-2372	One Liberty Plaza, 3rd Floor, 165 Broadway New York, NY 10006-1404 Attn: GLA Administrator Tel: 1-877-332-7455 Fax: (212) 428-2372
Regions Bank	$25,000,0000	$0	$0	1900 5th Avenue North, 15th Floor Birmingham, AL 35203 Attn: Crystal Scales Tel: (205) 264-4906 Fax: (205) 264-5456	1900 5th Avenue North, 15th Floor Birmingham, AL 35203 Attn: Crystal Scales Tel: (205) 264-4906 Fax: (205) 264-5456
U.S. Bank	$20,000,000	$0	$0	400 City Center Oshkosh, WI 54903 Phone: 920-237-7370 Fax: 920-237-7769 Attn: Barb Campbell – Work Coordinator	400 City Center Oshkosh, WI 54903 Phone: 920-237-7370 Fax: 920-237-7769 Attn: Barb Campbell – Work Coordinator
Totals	$125,000,000	$15,000,000	$5,000,000

Schedule I